Exhibit 10.9
INDEMNIFICATION AGREEMENT

[The Company has entered into an Indemnification Agreement with each of its Directors in substantially the following form.]

INDEMNIFICATION AGREEMENT, as of ____________, _____ (the “Agreement”), between AvalonBay Communities, Inc., a Maryland corporation (the “Company”), and ______________________ (the “Indemnitee”).

WHEREAS, it is essential to the success of the Company to retain and attract as directors and officers the most capable persons available;

WHEREAS, Indemnitee has agreed to serve as a director of the Company;

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies in today’s environment;

WHEREAS, the charter of the Company (the “Articles”) provides that the Company has the power, and the Bylaws of the Company (the “Bylaws”) require the Company, to indemnify and advance expenses to its directors and officers to the fullest extent provided by law, and the Indemnitee has agreed to serve as a director of the Company in part in reliance on such provisions in the Articles and Bylaws;

WHEREAS, the Company and Indemnitee are parties to an existing Indemnity Agreement, dated as of _________, _______ (the “Prior Agreement”);

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s continued service to the Company in an effective manner and Indemnitee’s reliance on the foregoing provisions in the Articles and Bylaws, and in part to provide Indemnitee with specific contractual protections in addition to those protections promised Indemnitee in the Articles and Bylaws and with specific contractual assurance that the protection promised by such provisions in the Articles and Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such provisions in the Articles or Bylaws or any change in the composition of the Company’s Board of Directors (the “Board”) or any acquisition transaction relating to the Company), the Company wishes to amend and restate the Prior Agreement and provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent permitted by law, in addition to any other right to indemnification to which Indemnitee may be entitled, and as set forth in this Agreement and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies;

NOW THEREFORE, in consideration of the premises and of the Indemnitee agreeing to continue to serve as a director of the Company, and intending to be legally bound hereby, the parties agree as follows:

1.    Certain Definitions.

(a)    Change in Control. A change in control of the Company occurring after the date hereof of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, a Change in Control shall be deemed to have occurred upon any of the following events:

(i)    The acquisition in one or more transactions by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the 1934 Act) of “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of the combined voting power of all of the Company’s then-outstanding Voting Securities, provided, however, that for purposes of this Section 1(a)(i), the Voting Securities acquired directly from the Company by any Person with the prior approval of at least two-thirds of the members of the Board in office immediately prior to the acquisition of such Voting Securities shall be excluded from the determination of such Person’s Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

(ii)    The individuals who, as of the date hereof, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director is hereafter approved or recommended by a vote of at least two-thirds of the Incumbent Board or by a committee of the Board consisting of at least two-thirds of the directors then in office who were members of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; or

(iii)    Approval by stockholders of the Company of (A) a merger, consolidation or reorganization involving the Company if (1) the stockholders of the Company immediately before such merger or consolidation do not own, directly or indirectly immediately following such merger or consolidation, more than eighty percent (80%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation or (2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization do not constitute at least two-thirds of the members of the board of directors of the Surviving Corporation or (B) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company that is not approved by at least two-thirds of the Incumbent Board.

(iv)    Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because twenty percent (20%) or more of the then outstanding Voting Securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition. Nor shall a Change in Control be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of 20% or more of the outstanding Voting Securities as a result of the subsequent acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

(b)    Claim. Any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, claim, demand or discovery request or any other actual, threatened or completed proceeding (including any appeals in any of the foregoing), whether civil (including intentional or unintentional tort claims), criminal, administrative or investigative (formal or informal), except one pending or completed on or before the date hereof, unless otherwise specifically agreed in writing by the Company and Indemnitee or if the Company would have been required to indemnify Indemnitee, or advance Expenses to Indemnitee, in connection therewith pursuant to the Prior Agreement. If Indemnitee reasonably believes that a given situation may lead to or culminate in the institution of a Claim, such situation shall also be considered a Claim.

(c)    Disinterested Director. A director of the Company who is not and was not a party to the Claim in respect of which indemnification or advance of Expenses is sought by Indemnitee.

(d)    Expenses. Any and all reasonable and out-of-pocket attorneys’ fees and costs, retainers, court costs, arbitration and mediation costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties and any other disbursements or expenses incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in or otherwise participating in a Claim. Expenses shall also include Expenses incurred in connection with any appeal resulting from any Claim including, without limitation, the premium for, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent.

(e)    Indemnifiable Event. Any event or occurrence related to the fact that Indemnitee is, was or has agreed to become a director, officer, employee, agent or fiduciary of the Company, or is, is deemed to be, or was serving or has agreed to serve in any capacity, at the request of the Company, in any other foreign or domestic corporation, real estate investment trust, partnership, limited liability company, association, joint venture, employee benefit plan, trust or other entity or enterprise, or by reason of anything done or not done by Indemnitee in any such capacity. For the purposes of the preceding sentence, the term “Company” shall be deemed to include Avalon Properties, Inc., a Maryland corporation which was merged into the Company on June 4, 1998. As a clarification and without limiting the circumstances in which Indemnitee may be serving at the request of the Company, service by Indemnitee shall be deemed to be at the request of the Company: (i) if Indemnitee serves or served as a director, officer, partner, employee, trustee, manager, member, agent or fiduciary of any corporation, real estate investment trust, partnership, limited liability company, joint venture, trust or other enterprise (A) of which a majority of the voting power or equity interest is or was owned directly or indirectly by the Company or (B) the management of which is controlled directly or indirectly by the Company and (ii) if, as a result of Indemnitee’s service to the Company or any of its affiliated entities, Indemnitee is subject to duties to, or required to perform services for, an employee benefit plan or its participants or beneficiaries, including as a deemed fiduciary thereof.

(f)    Independent Counsel. A law firm, or a member of a law firm, that is experienced in matters of corporation law and neither is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements), or (ii) any other party to or participant or witness in the Claim giving rise to a claim for indemnification or advance of Expenses hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(g)    Potential Change in Control. A potential change in control shall be deemed to have occurred if (i) the Company enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person (including the Company) publicly announces an intention to take or to begins taking actions which if completed would constitute a Change in Control; or (iii) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(h)    Voting Securities. Any securities of the Company entitled to vote generally in the election of directors.

2.    Indemnification; Expenses.

(a)    Basic Indemnification Agreement. The Company shall indemnify, and advance Expenses to, Indemnitee (i) as provided in this Agreement and (ii) otherwise to the maximum extent permitted by Maryland law in effect on the date hereof and as amended from time to time; provided, however, that no change in Maryland law shall have the effect of reducing the benefits available to Indemnitee hereunder based on Maryland law as in effect on the date hereof. The rights of Indemnitee provided in this Section 2(a) shall include, without limitation, the rights set forth in the other sections of this Agreement, including any additional indemnification permitted by the Maryland General Corporation Law (the “MGCL”), including, without limitation, Section 2-418 of the MGCL. The Company shall indemnify Indemnitee’s spouse (whether by statute or at common law and without regard to the location of the governing jurisdiction) and children to the same extent and subject to the same limitations applicable to Indemnitee hereunder for claims arising out of the status of such person as a spouse or child of Indemnitee, including claims seeking damages from marital property (including community property) or property held by such Indemnitee and such spouse or child or property transferred to such spouse or child but such indemnification shall not otherwise extend to protect the spouse or child against liabilities caused by the spouse’s or child’s own acts.

(b)    Standard for Indemnification. In the event that Indemnitee was, is or becomes, or is threatened to be made, a party to any Claim by reason of (or arising in whole or in part from) an Indemnifiable Event, the Company shall indemnify Indemnitee against all judgments, penalties, fines and amounts paid in settlement and all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any such Claim unless it is established by clear and convincing evidence that (i) the act or omission of Indemnitee was material to the matter giving rise to the Claim and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (ii) Indemnitee actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal Claim, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

    (c)    Certain Limits on Indemnification. Notwithstanding any other provision of this Agreement (other than Section 2(d) below), Indemnitee shall not be entitled to:
        (i)    indemnification hereunder if the Claim was one by or in the right of the Company and Indemnitee is adjudged, in a final adjudication of the Claim not subject to further appeal, to be liable to the Company;
        (ii)    indemnification hereunder if Indemnitee is adjudged, in a final adjudication of the Claim not subject to further appeal, to be liable on the basis that personal benefit in money, property or services was improperly received in any Claim charging improper personal benefit to Indemnitee, whether or not involving an Indemnifiable Event; or
    (iii)    indemnification or advance of Expenses hereunder if the Claim was brought by Indemnitee, unless: (A) the Claim was brought to enforce indemnification under this Agreement, and then only to the extent in accordance with and as authorized by Section 6 of this Agreement, or (B) the Articles or Bylaws, a resolution of the stockholders entitled to vote generally in the election of directors or of the Board or an agreement approved by the Board to which the Company is a party expressly provide otherwise.

    (d)    Court-Ordered Indemnification. Notwithstanding any other provision of this Agreement, a court of appropriate jurisdiction, upon application of Indemnitee and such notice as the court shall require, may order indemnification of Indemnitee by the Company in the following circumstances:

        (i)    if such court determines that Indemnitee is entitled to reimbursement under Section 2-418(d)(1) of the MGCL, the court shall order indemnification, in which case Indemnitee shall be entitled to recover the Expenses of securing such reimbursement; or
    (ii)    if such court determines that Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not Indemnitee (A) has met the standards of conduct set forth in Section 2-418(b) of the MGCL or (B) has been adjudged liable for receipt of an improper personal benefit under Section 2-418(c) of the MGCL, the court may order such indemnification as the court shall deem proper without regard to any limitation on such court-ordered indemnification contemplated by Section 2-418(d)(2)(ii) of the MGCL.

(e)    Advancement of Expenses. The Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Claim to which Indemnitee is, or is threatened to be made, a party by reason of (or arising in whole or in part from) an Indemnifiable Event, whether prior to or after final disposition of such Claim, to the maximum extent permitted by applicable law and without requiring a preliminary determination as to Indemnitee’s ultimate entitlement to indemnification. The Company shall make such advance or advances of incurred Expenses within ten days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, which advance or advances may be in the form of, in the reasonable discretion of Indemnitee (but without duplication), (a) payment of such Expenses directly to third parties on behalf of Indemnitee, (b) advance of funds to Indemnitee in an amount sufficient to pay such Expenses or (c) reimbursement to Indemnitee for Indemnitee’s payment of such Expenses. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written affirmation by Indemnitee and a written undertaking by or on behalf of Indemnitee, in substantially the form attached hereto as Exhibit A or in such form as may be required under applicable law as in effect at the time of the execution thereof. To the extent that Expenses advanced to Indemnitee do not relate to a specific claim, issue or matter in the Claim, such Expenses shall be allocated on a reasonable and proportionate basis. Any such undertaking which may be required under this Section 2(e) shall be an unlimited general obligation by or on behalf of Indemnitee and shall be accepted without reference to Indemnitee’s financial ability to repay such advanced Expenses, need not be secured, and shall not require the payment of interest on any such advances.

(f)    Notice to Insurers. If, at the time of the receipt of a notice of a Claim pursuant to Section 5(a) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies.

3.    Procedure for Determination of Entitlement to Indemnification.

(a)    Request for Indemnification. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary or appropriate to determine whether and to what extent Indemnitee is entitled to indemnification. Indemnitee may submit one or more such requests from time to time and at such time(s) as Indemnitee deems appropriate in Indemnitee’s sole discretion. Promptly upon receipt of such a request for indemnification, the officer of the Company receiving any such request from Indemnitee shall advise the Board in writing that Indemnitee has requested indemnification.

(b)    Determination of Right to Indemnification. Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 3(a) hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall promptly be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, which Independent Counsel shall be selected by Indemnitee and approved by the Board in accordance with Section 2-418(e)(2)(ii) of the MGCL, which approval shall not be unreasonably withheld; or (ii) if a Change in Control shall not have occurred, (A) by the Board by a majority vote of a quorum consisting of the Disinterested Directors or by a majority vote of a committee of the Board consisting of one or more Disinterested Directors designated to act in the matter by a majority vote of the Disinterested Directors, (B) if Independent Counsel has been selected by the Board in accordance with Section 2-418(e)(2)(ii) of the MGCL and approved by Indemnitee, which approval shall not be unreasonably withheld or delayed, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (C) if so directed by a majority of the members of the Board, by the stockholders of the Company, other than directors or officers who are parties to the Claim. If it is determined that Indemnitee is entitled to indemnification, the Company shall make payment to Indemnitee within ten days after such determination. Indemnitee shall cooperate with the person making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary or appropriate to such determination in the discretion of the Board or Independent Counsel if retained pursuant to clause (ii)(B) of this Section 3(b). Any Expenses incurred by Indemnitee in so cooperating with the person making such determination, in response to a request by such person, shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company shall indemnify and hold Indemnitee harmless therefrom. The Company shall pay the reasonable fees and expenses of Independent Counsel, if one is appointed.

4.    Litigation or Arbitration Concerning Right to Indemnification.

    (a)    In the event that (i) a determination is made pursuant to Section 3(b) that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 2(e), (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 3(b) within 30 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 7 or 8 within ten days after receipt by the Company of a written request therefor, or (v) payment of indemnification pursuant to any other section of this Agreement or the Articles or Bylaws is not made within ten days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Maryland, or in any other court of competent jurisdiction, or in an arbitration conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the “Arbitration”), of Indemnitee’s entitlement to such indemnification or advancement of Expenses. Indemnitee shall commence a proceeding seeking an adjudication or an award in Arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 4(a); provided, however, that the foregoing clause shall not apply to a proceeding brought by Indemnitee to enforce Indemnitee’s rights under Section 8 of this Agreement. Except as set forth herein, the provisions of Maryland law (without regard to its conflicts of laws rules) shall apply to any such Arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in Arbitration. Neither the failure of the Board or a committee thereof, or the stockholders of the Company, or Independent Counsel to have made a determination pursuant to Section 3(b) that Indemnitee is entitled to indemnification, nor an actual determination by the Board or a committee thereof, or the stockholders, of the Company, or Independent Counsel, that Indemnitee is not entitled to indemnification shall be a defense to any judicial adjudication or Arbitration sought by Indemnitee or create a presumption that the Indemnitee is not entitled to indemnification or advancement of Expenses.
    (b)    In any judicial proceeding or Arbitration commenced pursuant to this Section 4, Indemnitee shall be presumed to be entitled to indemnification or advancement of Expenses, as the case may be, under this Agreement and the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be. If Indemnitee commences a judicial proceeding or Arbitration pursuant to this Section 4, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 2(e) of this Agreement until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed). The Company shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding or Arbitration commenced pursuant to this Section 4 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any court or before any arbitrator that the Company is bound by all of the provisions of this Agreement.
    (c)    If a determination shall have been made pursuant to Section 3(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or Arbitration commenced pursuant to this Section 4, absent a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification that was not disclosed in connection with the determination.
    (d)    In the event that Indemnitee is successful in seeking, pursuant to this Section 4, a judicial adjudication of or an award in Arbitration to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company for, any and all Expenses actually and reasonably incurred by Indemnitee in such judicial adjudication or Arbitration. If it shall be determined in such judicial adjudication or Arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advance of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or Arbitration shall be appropriately prorated.
(e)    Interest shall be paid by the Company to Indemnitee at the maximum rate allowed to be charged for judgments under the Courts and Judicial Proceedings Article of the Annotated Code of Maryland for amounts which the Company pays or is obligated to pay for the period (i) commencing with either the tenth day after the date on which the Company was requested to advance Expenses in accordance with Section 2(e) or 6 of this Agreement or the 60th day after the date on which the Company was requested to make the determination of entitlement to indemnification under Section 3(b) of this Agreement, as applicable, and (ii) ending on the date such payment is made to Indemnitee by the Company.

5.    Defense of the Underlying Claim.

(a)    Notice of Claim. Indemnitee shall notify the Company promptly in writing upon being served with any summons, citation, subpoena, complaint, indictment, request or other document relating to any Claim which may result in the right to indemnification or the advance of Expenses hereunder and shall include with such notice a description of the nature of the Claim and a summary of the facts underlying the Claim. The failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to indemnification or the advance of Expenses under this Agreement unless the Company’s ability to defend in such Claim or to obtain proceeds under any insurance policy is materially and adversely prejudiced thereby, and then only to the extent the Company is thereby actually so prejudiced.

(b)    Company Participation. Subject to the provisions of the last sentence of this Section 5(b) and of Section 5(c) below, the Company shall have the right to defend Indemnitee in any Claim which may give rise to indemnification hereunder; provided, however, that the Company shall notify Indemnitee of any such decision to defend within 15 days following receipt of notice of any such Claim under Section 5(a) above. The Company shall not, without the prior written consent of Indemnitee, which shall not be unreasonably withheld or delayed, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise with respect to Indemnitee which (i) includes an admission of fault of Indemnitee, (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Claim, which release shall be in form and substance reasonably satisfactory to Indemnitee, or (iii) would impose any Expense, judgment, fine, penalty or limitation on Indemnitee. This Section 5(b) shall not apply to a Claim brought by Indemnitee under Section 4 of this Agreement.

(c)    Selection of Counsel. Notwithstanding the provisions of Section 5(b) above, if in a Claim to which Indemnitee is a party by reason of (or arising in whole or in part from) an Indemnifiable Event, (i) Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Company, which approval shall not be unreasonably withheld or delayed, that Indemnitee may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with other defendants in such Claim, (ii) Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Company, which approval shall not be unreasonably withheld or delayed, that an actual or apparent conflict of interest or potential conflict of interest exists between Indemnitee and the Company, or (iii) if the Company fails to assume the defense of such Claim in a timely manner, Indemnitee shall be entitled to be represented by separate legal counsel of Indemnitee’s choice, subject to the prior approval of the Company, which approval shall not be unreasonably withheld or delayed, at the expense of the Company. In addition, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any Claim to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of Indemnitee’s choice, subject to the prior approval of the Company, which approval shall not be unreasonably withheld or delayed, at the expense of the Company (subject to Section 5(d) of this Agreement), to represent Indemnitee in connection with any such matter.

6.    Establishment of Trust. In the event of a Potential Change in Control or a Change in Control, the Company shall, promptly upon written request by Indemnitee, create a trust for the benefit of Indemnitee (the “Trust”) and from time to time, upon written request by or on behalf of Indemnitee to the Company, shall fund such Trust in an amount, as set forth in such request, sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for and defending any Claim relating to an Indemnifiable Event, and any and all judgments, fines, penalties and settlement amounts of any and all Claims relating to an Indemnifiable Event from time to time actually paid or claimed, reasonably anticipated or proposed to be paid. The terms of the Trust shall provide that upon a Change in Control (a) the Trust shall not be revoked or the principal thereof invaded, without the written consent of Indemnitee; (b) the trustee of the Trust (the “Trustee”) shall advance, within ten days of a request by Indemnitee, any and all Expenses to Indemnitee, not advanced directly by the Company to Indemnitee (and Indemnitee hereby agrees to reimburse the Trust under the circumstances under which Indemnitee would be required to reimburse the Company under Section 2(e) of this Agreement); (c) the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above; (d) the Trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise; and (e) all unexpended funds in such Trust shall revert to the Company upon a final determination by a majority vote of the full Board (“Board Action”) or Arbitration or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement. The Trustee shall be an independent third party chosen by Indemnitee. Nothing in this Section 6 shall relieve the Company of any of its obligations under this Agreement.

7.    Indemnification and Advance of Expenses as a Witness or Other Participant. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is or may be, by reason of (or arising in whole or in part from) an Indemnifiable Event, made a witness or otherwise asked to participate in any Claim, whether instituted by the Company or any other person, and to which Indemnitee is not a party, Indemnitee shall be advanced and indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith within ten days after the receipt by the Company of a statement or statements requesting any such advance or indemnification from time to time, whether prior to or after final disposition of such Claim. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee. In connection with any such advance of Expenses, the Company may require Indemnitee to provide an affirmation and undertaking substantially in the form attached hereto as Exhibit A or in such form as may be required under applicable law as in effect at the time of execution thereof.

8.    Indemnification for Expenses of an Indemnitee Who is Wholly or Partially Successful. Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that Indemnitee was or is, by reason of (or arising in whole or in part from) an Indemnifiable Event, made a party to (or otherwise becomes a participant in) any Claim and is successful, on the merits or otherwise, in the defense of such Claim, the Company shall indemnify Indemnitee for all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. If Indemnitee is not wholly successful in such Claim but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Claim, the Company shall indemnify Indemnitee under this Section 8 for all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each such claim, issue or matter, allocated on a reasonable and proportionate basis. For purposes of this Section 8, and without limitation, the termination of any claim, issue or matter in such a Claim by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

9.    Presumptions and Effect of Certain Proceedings.

    (a)    In making any determination with respect to entitlement to indemnification hereunder, the person or persons (including any court having jurisdiction over the matter) making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 3(a) of this Agreement, and the Company shall have the burden of overcoming that presumption in connection with the making of any determination contrary to that presumption.

    (b)    For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contenders, or its equivalent, or entry of an order of probation prior to judgment, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law or this Agreement.

    (c)    The knowledge and/or actions, or failure to act, of any other director, officer, employee or agent of the Company or any other director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise shall not be imputed to Indemnitee for purposes of determining any other right to indemnification under this Agreement.

10.    Contribution. In the event that the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or Expenses, in connection with any Claim relating to an Indemnifiable Event, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such action by Board Action or Arbitration or by the court before which such action was brought in order to reflect (a) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such action and/or (b) the relative fault of the Company (and its other directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s). Indemnitee’s right to contribution under this Section 10 shall be determined in accordance with, pursuant to and in the same manner as the provisions in Sections 2, 3 and 4 hereof relating to Indemnitee’s right to indemnification under this Agreement.

11.    Non-exclusivity, Etc. The rights of Indemnitee to indemnification and advance of Expenses hereunder shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Articles or Bylaws, applicable law, any agreement or a resolution of the stockholders entitled to vote generally in the election of directors or of the Board, or otherwise, and nothing herein shall be deemed to diminish or otherwise restrict Indemnitee’s right to indemnification and advance of Expenses under any such other provision. To the extent applicable law or the Articles or the Bylaws, as in effect on the date hereof or at any time in the future, permit greater indemnification or advance of Expenses than as provided for in this Agreement, the parties hereto agree that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such law or provision of the Articles or Bylaws and this Agreement shall be deemed amended without any further action by the Company or Indemnitee to grant such greater benefits. Indemnitee may elect to have Indemnitee’s rights hereunder interpreted on the basis of applicable law in affect at the time of execution of this Agreement, at the time of the occurrence of the Indemnifiable Event giving rise to a claim or at the time indemnification is sought. Unless consented to in writing by Indemnitee, no amendment, alteration or repeal of the Articles or Bylaws, this Agreement or any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in respect of any Indemnifiable Event prior to such amendment, alteration or repeal, regardless of whether a claim with respect to such action or inaction is raised prior or subsequent to such amendment, alteration or repeal. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right or remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy hereunder, or otherwise, shall not prohibit the concurrent assertion or employment of any other right or remedy.

12.    Liability Insurance.

(a)    The Company shall use its reasonable best efforts to acquire directors and officers liability insurance, on terms and conditions deemed appropriate by the Board, with the advice of counsel, covering Indemnitee or any claim made against Indemnitee by reason of an Indemnifiable Event and covering the Company for any indemnification or advance of Expenses made by the Company to Indemnitee for any claims made against Indemnitee by reason of an Indemnifiable Event. The purchase and maintenance of such insurance shall not in any way limit or affect the rights and obligations of the parties hereto, and the execution and delivery of this Agreement shall not in any way be construed to limit or affect the rights and obligations of the Company and/or of the other parties under any such insurance policy. In the event of a Change in Control, the Company shall use its reasonable best efforts to arrange for continuation of any such insurance policy and/or to obtain “tail” coverage for Indemnitee to the maximum extent obtainable at such time.

(b)    For seven years after Indemnitee no longer serves as a director or officer of the Company, the Company (or its successor or successors) shall continue to provide directors’ and officers’ liability insurance for events occurring during Indemnitee’s service with the Company on terms no less favorable in terms of coverage and amount than such insurance maintained by the Company at the date of Indemnitee’s separation from the Company. In the event such coverage is not available, the maximum available coverage shall be maintained pursuant to this covenant.

(c)    Without in any way limiting any other obligation under this Agreement, the Company shall indemnify Indemnitee for any payment by Indemnitee which would otherwise be indemnifiable hereunder arising out of the amount of any deductible or retention and the amount of any excess of the aggregate of all judgments, penalties, fines, settlements and Expenses incurred by Indemnitee in connection with a Claim over the coverage of any insurance referred to in Section 12(a) or 12(b). If, at the time the Company receives notice from any source of a Claim to which Indemnitee is a party or a participant (as a witness or otherwise), the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Claim to the insurers in accordance with the procedures set forth in the respective policies.

(d)    Indemnitee shall cooperate with the Company or any insurance carrier of the Company with respect to any Claim.

13.    Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any affiliate of the Company against Indemnitee or Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company or any affiliate thereof shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

14.    Amendments Etc. Except as provided in Section 11 hereof, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor, unless otherwise expressly stated, shall such waiver constitute a continuing waiver.

15.    Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery with respect to such payment of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

16.    No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, contract, agreement, provision of the Bylaws or otherwise) of the amounts otherwise indemnifiable or payable or reimbursable as Expenses hereunder.

17.    Reports to Stockholders. To the extent required by the MGCL, the Company shall report in writing to its stockholders the payment of any amounts for indemnification of, or advance of Expenses to, Indemnitee under this Agreement arising out of a Claim by or in the right of the Company with the notice of the meeting of stockholders of the Company next following the date of the payment of any such indemnification or advance of Expenses or prior to such meeting.

18.    Duration of Agreement. This Agreement shall continue until and terminate on the later of (a) the date that Indemnitee shall have ceased to serve as a director, officer, employee or agent of the Company or as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Company and (b) the date that Indemnitee is no longer subject to any actual or possible Claim (including any rights of appeal thereto and any Claim commenced by Indemnitee pursuant to Section 4 of this Agreement).

19.    Binding Effect, Etc.

    (a)    The indemnification and advance of Expenses provided by, or granted pursuant to, this Agreement shall be binding upon and inure to the benefit of and be enforceable against and by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Company, and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, heirs, devisees, executors, administrators and other personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place, but the absence of any such writing shall not be a defense to any claim for indemnification or advance of Expenses made hereunder.

    (b)    The Company and Indemnitee agree that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled. Indemnitee shall further be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertakings in connection therewith. The Company acknowledges that, in the absence of a waiver, a bond or undertaking may be required of Indemnitee by a court, and the Company hereby waives any such requirement of such a bond or undertaking.

20.    Severability. If any provision or provisions of this Agreement shall be held to be invalid, void, illegal or otherwise unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, void, illegal or otherwise unenforceable that is not itself invalid, void, illegal or otherwise unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, void, illegal or otherwise unenforceable, that is not itself invalid, void, illegal or otherwise unenforceable) shall be construed so as to give effect to the intent manifested thereby.

21.    Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify the Indemnitee in the following circumstances:
(a)    Insured Claims. The Company shall not be obligated to indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) to the extent that Indemnitee has otherwise actually received payment, or payments have been made on behalf of Indemnitee, with respect to such expense or liability (under any insurance policy, provision of the Articles or Bylaws, or otherwise) of amounts otherwise indemnifiable hereunder; or

(b)    Claims Under Section 16(b). The Company shall not be obligated to indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the 1934 Act or any similar successor statute.

22.    Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly if (i) delivered by hand and receipted for by the party to whom said notice, request, demand or other communication shall have been directed, on the day of such delivery, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a)    If to Indemnitee, to:

[NAME OF DIRECTOR]
[ADDRESS]
or to such other person or address which Indemnitee shall furnish to the Company in writing pursuant to the above.

(b)    If to the Company, to:

AvalonBay Communities, Inc.
4040 Wilson Blvd., Suite 1000
Arlington, VA 22203
Attn: Corporate Secretary

or to such person or address as the Company shall furnish to Indemnitee in writing pursuant to the above.

23.    Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, a court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

24.    Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland, which laws are applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

25.    Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

26.    Counterparts. This Agreement may be executed in one or more counterparts (delivery of which may be by facsimile or via e-mail as a portable document format (.pdf) or other electronic format), each of which will be deemed to be an original, and it will not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one such counterpart. One such counterpart signed by the party against whom enforceability is sought shall be sufficient to evidence the existence of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first set forth above.

                    AVALONBAY COMMUNITIES, INC.

                    By: _____________________________
                     Name:
                     Title:

                    INDEMNITEE

                    _________________________________
                    Name:

EXHIBIT A
AFFIRMATION AND UNDERTAKING TO REPAY EXPENSES ADVANCED
To: The Board of Directors of AvalonBay Communities, Inc.

Re: Affirmation and Undertaking

Ladies and Gentlemen:

This Affirmation and Undertaking is being provided pursuant to that certain Indemnification Agreement, as of ____________, _____, between AvalonBay Communities, Inc., a Maryland corporation (the “Company”), and the undersigned Indemnitee (the “Indemnification Agreement”), pursuant to which I am entitled to advance of Expenses in connection with [Description of Claim] (the “Claim”).
Terms used herein and not otherwise defined shall have the meanings specified in the Indemnification Agreement.
I am subject to the Claim by reason of an Indemnifiable Event. I hereby affirm my good faith belief that at all times, insofar as I was involved as a director or officer of the Company, in any of the facts or events giving rise to the Claim, I (1) did not act with bad faith or active or deliberate dishonesty, (2) did not receive any improper personal benefit in money, property or services and (3) in the case of any criminal proceeding, had no reasonable cause to believe that any act or omission by me was unlawful.
In consideration of the advance by the Company for Expenses incurred by me in connection with the Claim (the “Advanced Expenses”), I hereby agree that if, in connection with the Claim, it is established that (1) an act or omission by me was material to the matter giving rise to the Claim and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (2) I actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, I had reasonable cause to believe that the act or omission was unlawful, then I shall promptly reimburse the portion of the Advanced Expenses (including any interest paid thereon pursuant to Section 4(e) of the Indemnification Agreement) relating to the claims, issues or matters in the Claim as to which the foregoing findings have been established.
    IN WITNESS WHEREOF, I have executed this Affirmation and Undertaking on this _____ day of ____________, _____.

                            _____________________________
                            Name: